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                                                                  Exhibit (g)(2)

                                                          Dated: August 30, 2007

                                   SCHEDULE A
                                     TO THE
                                CUSTODY AGREEMENT
                                     BETWEEN
                               THE COVENTRY GROUP
                                       AND
                  BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
                  (F/K/A UNITES STATES TRUST COMPANY OF BOSTON)

                                  Name of Fund

                            Boston Trust Balance Fund
                            Boston Trust Equity Fund
                             Boston Trust Small Fund
                            Boston Trust Midcap Fund
                           Walden Social Balanced Fund
                            Walden Social Equity Fund

                                  BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
THE COVENTRY GROUP                (F/K/A/ UNITED STATES TRUST COMPANY OF BOSTON)


By: /s/ David Bunstine                  By: /s/ Lucia Santini
    ---------------------------------       ------------------------------------
Name: David Bunstine                    Name: Lucia Santini
      -------------------------------         ----------------------------------
Title: President                        Title: Senior Vice President
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